Exhibit 99.1

SEEBEYOND ANNOUNCES PRELIMINARY

THIRD QUARTER 2003 RESULTS

Expects to Exceed Company Guidance for Third Quarter 2003

MONROVIA, Calif., October 7, 2003 — SeeBeyond (Nasdaq: SBYN), a leading global provider of business integration and composite application assembly solutions, today announced preliminary results for the third quarter ended September 30, 2003.

SeeBeyond expects to exceed revenue guidance previously provided for the third quarter ended September 30, 2003.  The Company expects to report third quarter 2003 revenue in the range of $31.0 million to $32.0 million. In accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company expects to report a net loss per share for the third quarter in the range of $(0.07) to $(0.08).  Pro-forma net loss per share is expected to be in the range of $(0.07) to $(0.08). The Company expects that the pro forma net loss for the third quarter will exclude charges relating to amortization of stock-based compensation and amortization of sales and marketing warrants of approximately $100,000.

The Company will host a conference call to discuss final third quarter financial results at 2:00 p.m. PDT / 5:00 p.m. EDT on Thursday, October 23, 2003. The conference call will be available via toll-free telephone conference call as well as webcast at www.seebeyond.com.

Non-GAAP Financial Measures

This press release contains pro forma net loss per share results that are not in accordance with GAAP because they exclude identified non-cash charges. The estimated amount of the expected excluded charges is stated in this release so that pro forma net loss per share results can be reconciled to GAAP results. The pro forma net loss per share results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. SeeBeyond management uses this pro forma measure in evaluating the potential impact of certain operating decisions on projected financial results, in comparing the Company’s historical operating results and in comparing to competitors’ operating results. SeeBeyond includes this pro forma measure in this press release because it believes this measure enhances comparability of SeeBeyond’s results of operations to those of competitors’, to pro forma operating results SeeBeyond historically has reported and to financial models and expectations of securities analysts.

About SeeBeyond

Drawing on 14 years of software innovation and real-world experience in integrating systems across Global 2000 organizations, SeeBeyond delivers the industry’s most comprehensive, standards-compliant network for the rapid assembly and deployment of enterprise-scale end-user applications built on existing systems and infrastructure. Going beyond eAI, the SeeBeyond(R) Integrated Composite Application Network (SeeBeyond ICAN) Suite is designed to help organizations dramatically improve business operations resulting in reduced costs, increased market share and improved customer service. SeeBeyond has more than 1,850 customers worldwide, including ABB, ABN Amro, BHP Billiton, The Cleveland Clinic, The Dial Corporation, DuPont, Florida Power & Light, Fluor Daniel, Fujitsu, General Motors, Hewlett-Packard, Pfizer, Samsung, Sprint, Sutter Health and United Healthcare. For more information, please visit www.seebeyond.com.

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SeeBeyond is a registered trademark of SeeBeyond Technology Corporation. All other brands or product names are trademarks of their respective owners.

Safe Harbor Statement

This news release contains statements regarding anticipated fiscal Q3 results that are preliminary and forward-looking, and final actual results could vary materially depending upon any accounting adjustments made during the process of the quarterly close of the books.

Contacts:

Barry Plaga	Andrea Williams
Sr. Vice President and CFO	Sr. Director of Investor Relations
(626) 408-3100	(650) 622-2188
bplaga@seebeyond.com	awilliams@seebeyond.com

Kristi Rawlinson
Director of Public Relations
(650) 622-2128
krawlinson@seebeyond.com